Exhibit 99.1

Sitio Royalties REPORTS FIRST QUARTER 2023 OPERATIONAL AND FINANCIAL RESULTS

record high AVERAGE quarterly PRODUCTION VOLUME OF 34,440 BOE/D (51% oil)

DECLARED $0.50 DIVIDEND PER SHARE OF CLASS A COMMON STOCK for first quarter 2023 reduced long-term debt by $33.7 million

reaffirming production guidance range of 34,000 to 37,000 Boe/d for full year 2023(1)

DENVER, Colorado—May 9, 2023— Sitio Royalties Corp. (NYSE: STR) (“Sitio”, "STR" or the “Company”) today announced operational and financial results for the quarter ended March 31, 2023. Unless the context clearly indicates otherwise, references to "we," "our," "us" or similar terms refer to Sitio.

FIRST QUARTER 2023 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•
Average daily production volume of 34,440 barrels of oil equivalent per day ("Boe/d"), (51% oil), comparable to pro forma 4Q 2022 average daily production volume(2)
•
Net income of $47.7 million, up $43.1 million relative to 4Q 2022 net income, primarily due to the contribution from the Brigham Minerals Inc. ("Brigham Minerals") assets for the entire quarter vs. three days in 4Q 2022 and reduced expenses related to the December 29, 2022 merger of Sitio and Brigham Minerals
•
Adjusted EBITDA of $140.0 million(3), down 17% sequentially from 4Q 2022 pro forma Adjusted EBITDA(4), primarily due to a 15% reduction in realized hedged prices per Boe
•
Declared 1Q 2023 dividend of $0.50 per share of Class A Common Stock
•
42.8 net line-of-sight ("LOS") wells as of March 31, 2023, comprised of 25.0 net spuds and 17.8 net permits, with approximately 81% and 12% of total net LOS wells in the Permian Basin and DJ Basin, respectively
•
In March 2023, made second quarterly amortization payment of $11.3 million on senior unsecured notes, reducing principal from $438.8 million to approximately $427.5 million

1Q 2023 RESULTS RELATIVE TO FULL YEAR 2023 GUIDANCE

The table below shows first quarter 2023 results relative to financial and operational guidance for full year 2023 that was provided on March 8, 2023.

Full Year 2023 Guidance Metric	1Q 2023 Results	Full Year 2023 Guidance
Average daily production (Boe/d)	34,440	34,000 – 37,000
Average daily production (% oil)	51%	49% – 51%
Gathering and transportation ($/Boe)	$1.24	$1.25 – $1.75
Cash G&A ($ in millions)	$6.1	$25.0–$27.0(annual)
Production taxes (% of royalty revenue)	7%	6% – 8%
Reported cash tax rate (% of pre-tax income)(5)	1%	11% – 13%
Estimated cash tax rate (% of pre-tax income)(6)	11%	11% – 13%

(1) Initial full year 2023 guidance issued on March 8, 2023

(2) Pro forma 4Q 2022 production of 34,424 Boe/d, as if Sitio and Brigham Minerals had been combined for the entire fourth quarter of 2022

(3) For definitions of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures, please see “Non-GAAP financial measures”

(4) 4Q 2022 pro forma Adjusted EBITDA of $169.5 million, as if Sitio and Brigham Minerals had been combined for the entire fourth quarter of 2022

(5) Calculated as cash taxes paid in the first quarter of 2023 of $0.6 million divided by first quarter 2023 net income before taxes. Cash taxes of $0.6 million were the taxes owed for the fourth quarter of 2022.

(6) Calculated as cash taxes attributable to the first quarter of 2023 of $5.9 million divided by first quarter 2023 net income before taxes. First quarter 2023 cash taxes of $5.9 million were paid in April of 2023.

Chris Conoscenti, Chief Executive Officer of Sitio commented, “Producer activity on our assets continues to be steady, with average production of 34,440 Boe/d in the first quarter, which is in-line with Sitio’s pro forma production of 34,424 Boe/d in the fourth quarter of 2022. We evaluated approximately 50,000 net royalty acres for acquisition in the first quarter of 2023, but we did not find any opportunities that met our returns criteria. This was the first quarter in over two years that we haven't announced or closed an acquisition. Instead, we focused on strengthening the balance sheet by reducing long-term debt by approximately $34 million and continuing to improve our internal efficiencies."

MERGERS AND ACQUISITIONS UPDATE

For the three months ended March 31, 2023, Sitio remained active in the M&A market, evaluating acquisition opportunities of approximately 50,000 NRAs in aggregate. Despite these efforts, Sitio did not find acquisition opportunities that met its underwriting criteria and therefore did not transact on any M&A deals during the first quarter of 2023.

The following table summarizes Sitio's net average daily production, net wells online, net line-of-sight wells and net royalty acres by area.

	Delaware	Midland	DJ	Eagle Ford	Appalachia	Anadarko	Williston	Total
Average Daily Production (Boe/d) for the three months ended March 31, 2023
As reported	17,836	8,156	2,970	2,691	980	1,141	666	34,440
% Oil	50%	66%	34%	60%	2%	29%	64%	51%

Net Well Activity (normalized to 5,000' laterals)
Net wells online as of December 31, 2022	104.6	44.5	35.1	33.6	3.5	9.7	8.9	239.9
Net wells online as of March 31, 2023	109.2	51.7	35.5	34.4	3.7	9.8	9.0	253.3
Net wells online increase since December 31, 2022	4.6	7.2	0.4	0.8	0.2	0.1	0.1	13.4

Spuds	11.5	8.5	3.1	1.2	0.0	0.1	0.6	25.0
Permits	11.5	3.0	2.0	0.5	—	0.1	0.7	17.8
Net LOS wells as of March 31, 2023	23.0	11.5	5.1	1.7	0.0	0.2	1.3	42.8

Net Royalty Acres (normalized to 1/8th royalty equivalent)
December 31, 2022	140,596	42,881	24,934	21,595	12,536	9,860	8,205	260,607
March 31, 2023	140,602	42,894	24,934	21,595	12,535	9,872	8,205	260,637
NRA increase (decrease) since December 31, 2022	6	13	—	—	(1)	12	—	30

FINANCIAL UPDATE

Sitio's first quarter 2023 average unhedged realized prices including all expected quality, transportation and demand adjustments were $74.10 per barrel of oil, $2.70 per Mcf of natural gas and $21.75 per barrel of natural gas liquids, for a total equivalent price of $46.96 per barrel of oil equivalent. During the first quarter of 2023, the Company received $5.9 million in net cash settlements for commodity derivative contracts and as a result, average hedged realized prices were $77.14 per barrel of oil, $2.90 per Mcf of natural gas and $21.75 per barrel of natural gas liquids, for a total equivalent price of $48.87 per barrel of oil equivalent. This represents an $8.61 per barrel of oil equivalent, or a 15% decrease relative to hedged realized prices for the three months ended December 31, 2022.

Consolidated net income for the first quarter of 2023 was $47.7 million, which is $43.1 million greater than consolidated net income in the fourth quarter of 2022. This increase was driven primarily because of the contribution from the Brigham Minerals assets for the entire quarter vs. three days in the fourth quarter of 2022. For the three months ended March 31, 2023, Adjusted EBITDA was $140.0 million, down 17% sequentially from fourth quarter 2022 pro forma Adjusted EBITDA, primarily due to the aforementioned decrease in commodity prices.

As of March 31, 2023, the Company had $914.5 million principal value of total debt (comprised of $487.0 million drawn on Sitio's revolving credit facility and $427.5 million of senior unsecured notes) and liquidity of $273.2 million, including $10.2 million of cash and $263.0 million of remaining availability under its $750.0 million credit facility, which was reaffirmed on April 28, 2023. As of May 5, 2023, Sitio had $868.5 million principal value of total debt (comprised of $441.0 million drawn on Sitio's revolving credit facility and $427.5 million of senior unsecured notes). On March 31, 2023, Sitio made its second quarterly amortization payment of $11.3 million at par value on its senior unsecured notes, reducing the principal from $438.8 million to $427.5 million.

Sitio did not add to or extinguish any of its commodity swaps or collars during the first quarter of 2023. A summary of the Company's existing commodity derivative contracts as of April 1, 2023 is included in the table below.

	Oil (NYMEX WTI)
	2023	2024	1H25
Swaps
Bbl per day	3,050	3,300	1,100
Average price ($/Bbl)	$93.71	$82.66	$74.65
Collars
Bbl per day	—	—	2,000
Average call ($/Bbl)	—	—	$93.20
Average put ($/Bbl)	—	—	$60.00
	Gas (NYMEX Henry Hub)
	2023	2024	1H25
Swaps
MMBtu per day	500	500	—
Average price ($/MMBtu)	$3.83	$3.41	—
Collars
MMBtu per day	8,500	11,400	11,600
Average call ($/MMBtu)	$7.93	$7.24	$10.34
Average put ($/MMBtu)	$4.82	$4.00	$3.31

2023 FULL YEAR GUIDANCE

The table below includes Sitio's reaffirmed guidance for full year 2023.

Full Year 2023 Guidance	Low	High
Average Daily Production
Average daily production (Boe/d)	34,000	37,000
Average daily production (% oil)	49%	51%

Revenue Deductions, Expenses and Taxes
Gathering and transportation ($/Boe)	$1.25	$1.75
Cash G&A ($ in millions)	$25.0	$27.0
Production taxes (% of royalty revenue)	6%	8%
Cash tax rate (% of pre-tax income)	11%	13%

FIRST QUARTER 2023 CASH DIVIDEND

The Company's Board of Directors declared a cash dividend of $0.50 per share of Class A Common Stock with respect to the first quarter of 2023. The dividend is payable on May 31, 2023 to the stockholders of record at the close of business on May 19, 2023.

FIRST QUARTER 2023 EARNINGS CONFERENCE CALL

Sitio will host a conference call at 8:30 a.m. Eastern on Wednesday, May 10, 2023 to discuss its first quarter 2023 operating and financial results. Participants can access the call by dialing 1-833-470-1428 in the United States or 1-404-975-4839 in other locations with access code 279583 or via webcast at https://events.q4inc.com/attendee/801160219. Participants can also pre-register for the event by going to the following link: https://www.netroadshow.com/events/login?show=b7e9afab&confId=48873. The conference call, live webcast and archive of the call can also be accessed through the Investor Relations section of Sitio’s website at www.sitio.com.

UPCOMING INVESTOR CONFERENCES

Members of Sitio's management team will be attending the Barclays Leveraged Finance Conference from May 22 – 24, 2023, the RBC Global Energy, Power & Infrastructure Conference on June 6, 2023 and the Bank of America 2023 Energy Credit Conference on June 7, 2023. Presentation materials associated with these events will be accessible through the Investor Relations section of Sitio's website at www.sitio.com.

FINANCIAL RESULTS

Production Data

	Three Months Ended March 31,
	2023	2022
Production Data:
Crude oil (MBbls)	1,589	535
Natural gas (MMcf)	5,435	1,694
NGLs (MBbls)	605	207
Total (MBoe)(6:1)	3,100	1,025
Average daily production (Boe/d)(6:1)	34,440	11,387
Average Realized Prices:
Crude oil (per Bbl)	$74.10	$92.04
Natural gas (per Mcf)	$2.70	$4.63
NGLs (per Bbl)	$21.75	$37.81
Combined (per Boe)	$46.96	$63.38
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$77.14	$92.04
Natural gas (per Mcf)	$2.90	$4.63
NGLs (per Bbl)	$21.75	$37.81
Combined (per Boe)	$48.87	$63.38

Selected Expense Metrics

	Three Months Ended March 31,
	2023	2022
Severance and ad valorem taxes	7.2%	5.9%
Depreciation, depletion and amortization ($/Boe)	$21.86	$15.01
General and administrative ($/Boe)	$3.77	$3.96
Cash G&A ($/Boe)	$1.97	$2.77
Interest expense, net ($/Boe)	$7.16	$1.14

Condensed Consolidated Balance Sheets

(In thousands except par and share amounts)

	March 31,	December 31,
	2023	2022
.	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,157	$18,818
Accrued revenue and accounts receivable	127,325	142,010
Prepaid assets	12,456	12,489
Derivative asset	24,610	18,874
Total current assets	174,548	192,191
Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	3,178,019	3,244,436
Proved properties	2,037,267	1,926,214
Other property and equipment	3,440	3,421
Accumulated depreciation, depletion and amortization	(290,977)	(223,214)
Total property and equipment, net	4,927,749	4,950,857
Long-term assets
Long-term derivative asset	16,353	13,379
Deferred financing costs	12,318	7,082
Operating lease right-of-use asset	4,582	5,679
Other long-term assets	1,617	1,714
Total long-term assets	34,870	27,854
TOTAL ASSETS	$5,137,167	$5,170,902
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$24,433	$21,899
Warrant liability	592	2,950
Operating lease liability	1,336	1,563
Total current liabilities	26,361	26,412
Long-term liabilities
Long-term debt	905,226	938,896
Deferred tax liability	359,807	313,607
Non-current operating lease liability	4,407	5,303
Other long-term liabilities	89	89
Total long-term liabilities	1,269,529	1,257,895

Total liabilities	1,295,890	1,284,307
Equity
Class A Common Stock, par value $0.0001 per share; 240,000,000 shares authorized; 80,183,812 and 80,804,956 shares issued and 80,183,812 and 80,171,951 outstanding at March 31, 2023 and December 31, 2022, respectively	8	8
Class C Common Stock, par value $0.0001 per share; 120,000,000 shares authorized; 74,340,735 and 74,347,005 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	1,735,859	1,750,640
Accumulated deficit	(35,057)	(9,203)
Treasury Shares, 0 and 633,005 shares at March 31, 2023 and December 31, 2022, respectively	—	(19,085)
Noncontrolling interest	2,140,460	2,164,228
Total equity	3,841,277	3,886,595
TOTAL LIABILITIES AND EQUITY	$5,137,167	$5,170,902

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Oil, natural gas and natural gas liquids revenues	$145,554	$64,951
Lease bonus and other income	5,272	1,412
Total revenues	150,826	66,363

Operating expenses:
Management fees to affiliates	—	1,870
Depreciation, depletion and amortization	67,763	15,385
General and administrative	11,676	4,063
Severance and ad valorem taxes	10,459	3,854
Total operating expenses	89,898	25,172

Net income from operations	60,928	41,191

Other expense:
Interest expense, net	(22,203)	(1,168)
Change in fair value of warrant liability	2,358	—
Loss on extinguishment of debt	(783)	—
Commodity derivatives gains (losses)	14,763	(1,114)
Interest rate derivatives losses	(160)	—
Net income before taxes	54,903	38,909

Income tax expense	(7,184)	(387)

Net income	47,719	38,522
Net income attributable to Predecessor	—	(38,522)
Net income attributable to noncontrolling interest	(25,066)	—
Net income attributable to Class A stockholders	$22,653	$—

Net income per Class A common share
Basic	$0.28	—
Diluted	$0.28	—

Weighted average Class A common shares outstanding
Basic	80,178	—
Diluted	80,178	—

Unaudited Condensed Consolidated Statements of Cash Flow

(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$47,719	$38,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	67,763	15,385
Amortization of deferred financing costs and long-term debt discount	1,345	204
Share-based compensation	4,684	—
Change in fair value of warrant liability	(2,358)	—
Loss on extinguishment of debt	783	—
Commodity derivative (gains) losses	(14,763)	1,114
Net cash received for commodity derivative settlements	5,932	—
Interest rate derivative losses	160	—
Net cash paid for interest rate derivative settlements	(39)	—
Deferred tax expense	2,751	—
Change in operating assets and liabilities:
Accrued revenue and accounts receivable	14,951	(12,286)
Prepaid assets	(772)	(110)
Other long-term assets	321	—
Accounts payable and accrued expenses	598	2,099
Due to affiliates	—	(343)
Operating lease liabilities and other long-term liabilities	(250)	18
Net cash provided by operating activities	128,825	44,603

Cash flows from investing activities:
Purchases of oil and gas properties, net of post-close adjustments	1,180	(461)
Purchases of other property and equipment	(19)	(215)
Deposits for property acquisitions	—	(2,700)
Net cash provided by (used in) investing activities	1,161	(3,376)

Cash flows from financing activities:
Borrowings on credit facilities	323,000	—
Repayments on credit facilities	(346,000)	(40,000)
Repayments on 2026 Senior Notes	(11,250)	—
2026 Senior Notes issuance costs	(120)	—
Distributions to noncontrolling interest	(49,206)	—
Dividends paid to Class A stockholders	(48,107)	—
Dividend equivalent rights paid	(25)	—
Cash paid for taxes related to net settlement of share-based compensation awards	(44)	—
Payments of deferred financing costs	(6,895)	(11)
Deferred initial public offering costs	—	(10)
Net cash used in financing activities	(138,647)	(40,021)

Net change in cash and cash equivalents	(8,661)	1,206
Cash and cash equivalents, beginning of period	18,818	12,379
Cash and cash equivalents, end of period	$10,157	$13,585

Non-GAAP financial measures

Adjusted EBITDA, Discretionary Cash Flow and Cash G&A are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis. Sitio believes that these non-GAAP financial measures provide useful information to Sitio's management and external users because they allow for a comparison of operating performance on a consistent basis across periods.

We define Adjusted EBITDA as net income plus (a) interest expense, (b) provisions for taxes, (c) depreciation, depletion and amortization, (d) non-cash share-based compensation expense, (e) impairment of oil and natural gas properties, (f) gains or losses on unsettled derivative instruments, (g) change in fair value of the warrant liability, (h) write off of deferred offering costs, (i) management fee to affiliates, (j) loss on debt extinguishment, (k) one-time transaction costs and (l) write off of financing costs.

We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

We define Cash G&A as general and administrative expense less (a) non-cash share-based compensation expense, (b) one-time transaction costs and (c) rental income.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computations of Adjusted EBITDA, Discretionary Cash Flow and Cash G&A may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended March 31,
	2023	2022
Net income	$47,719	$38,522
Interest expense, net	22,203	1,168
Income tax expense	7,184	387
Depreciation, depletion and amortization	67,763	15,385
EBITDA	$144,869	$55,462
Non-cash share-based compensation expense	4,684	—
Losses (gains) on unsettled derivative instruments	(8,710)	1,114
Change in fair value of warrant liability	(2,358)	—
Management fees to affiliates	—	1,870
Loss on debt extinguishment	783	—
One-time transaction costs	779	1,219
Adjusted EBITDA	$140,047	$59,665

The following table presents a reconciliation of Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended March 31,
	2023	2022
Cash flow from operations	$128,825	$44,603
Interest expense, net	22,203	1,168
Income tax expense	7,184	387
Deferred tax expense	(2,751)	—
Changes in operating assets and liabilities	(14,848)	10,622
Management fees to affiliates	—	1,870
Amortization of deferred financing costs and long-term debt discount	(1,345)	(204)
One-time transaction costs	779	1,219
Adjusted EBITDA	$140,047	$59,665
Less:
Cash interest expense	19,515	1,047
Cash taxes	550	49
Discretionary Cash Flow	$119,982	$58,569

The following table presents a reconciliation of Cash G&A to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended March 31,
	2023	2022
General and administrative expense	$11,676	$4,063
Less:
Non-cash share-based compensation expense	4,684	—
One-time transaction costs	779	1,219
Rental income	106	—
Cash G&A	$6,107	$2,844

About Sitio Royalties Corp.

Sitio is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to stockholders and reinvested, Sitio has accumulated over 260,000 NRAs through the consummation of over 185 acquisitions to date. More information about Sitio is available at www.sitio.com.

Forward-Looking Statements

This news release contains statements that may constitute “forward-looking statements” for purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about certain future plans, expectations and objectives for the Company’s operations, including statements about financial and operational guidance, strategy, synergies, certain levels of production, future operations, financial position, prospects, and plans. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations and predictions. Factors that could materially impact such forward-looking statements include, but are not limited to: the global economic uncertainty related to the large-scale invasion of Ukraine by Russia, the collapse of certain financial institutions and associated liquidity risks, announcements of voluntary production cuts by OPEC+ and others, and those other factors discussed or referenced in the "Risk Factors" section of Sitio’s Annual Report on Form 10-K, for the year ended December 31, 2022 and other publicly filed documents with the SEC. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Sitio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

IR contact:

Ross Wong

(720) 640–7647

IR@sitio.com